Exhibit 99.1

Triple-S Management Corporation
1441 F.D. Roosevelt Ave.
San Juan, PR 00920
www.triplesmanagement.com

FOR FURTHER INFORMATION:

AT THE COMPANY:	INVESTOR RELATIONS:
Victor J. Haddock-Morales	Mr. Garrett Edson
EVP and Chief Financial Officer	ICR
(787) 749-4949	(787) 792-6488

Triple-S Management Corporation Reports Second Quarter 2021 Results

SAN JUAN, Puerto Rico, August 5, 2021 – Triple-S Management Corporation (NYSE:GTS), a leading healthcare services company in Puerto Rico, today announced its second quarter 2021 results.

Roberto Garcia-Rodriguez, President and Chief Executive Officer, commented: “We had another solid quarter and are pleased with our overall performance for the first half of 2021 as utilization trends fully normalize. We once again generated double-digit revenue growth year-over-year driven by our Medicaid offering and bolstered by another quarter of solid growth at our Life and P&C segments.  We are also making steady progress on our integrated healthcare strategy, with plans to introduce team-based, integrated chronic care management programs in the next few months. We remain confident in our expectations for the full year and continue to deliver attractive products, high-quality care and superior service to our members.”

Second Quarter 2021 Consolidated Results and Other Highlights

•	Net income of $23.6 million, or $1.00 per diluted share, compared with $43.6 million, or $1.87 per diluted share, in the prior year period.
•	Adjusted net income of $10.5 million, or $0.44 per diluted share, versus $40.9 million, or $1.76 per diluted share, in the prior-year period.
•	Operating revenue of $1.0 billion, a 15.1% increase from the prior-year period, primarily reflecting higher Managed Care net premiums earned;
•	Consolidated loss ratio of 85.4%, an increase of 930 basis points compared with the second quarter of 2020, reflecting normalized Managed Care utilization patterns in the second quarter of 2021.
•	Medical loss ratio (MLR) of 88.4%, 900 basis points higher than the same period last year.
•	Consolidated operating income of $12.1 million, compared with $43.7 million in the prior-year period.

Triple-S Management Corporation

Selected Segment Quarterly Details

Managed Care

•	Managed Care premiums earned were $909.8 million, up 15.3% year-over-year.

o
Medicare premiums earned were $408.4 million, an increase of 9.7% from the prior-year period. The increase was largely due to higher premium rates resulting from a rise in the premium rate benchmark and membership risk score.  Member months increased slightly compared with the prior-year period.

o
Medicaid premiums earned were $291.8 million, an increase of 32.0% from the prior-year period, primarily reflecting higher member months of approximately 256,000 and higher average premium rates following the premium rate increase effective July 2020; these increases were partially offset by the elimination of the HIP fee pass-through in 2021.

o
Commercial premiums earned were $209.6 million, an increase of 7.0% from the prior-year period, mainly reflecting higher average premium rates in the 2021 period.  This increase was partially offset by a reduction of approximately 26,000 fully insured member months and the elimination of the HIP fee pass-through in 2021.

•
Reported MLR was 88.4%, an increase of 900 basis points from the prior-year period, primarily reflecting the elimination of the HIP fee in 2021, normalized utilization of services compared with the low utilization in the prior-year quarter due to the pandemic, higher costs associated with COVID-19-related testing, treatment costs and the waiver of medical and payment policies, and increased benefits in the Medicare product offering in 2021.

•
Managed Care operating expenses were $107.6 million, a decrease of $33.5 million, or 23.7%, from the prior-year period, primarily reflecting the accrual in the prior-year quarter of a potential litigation loss and the elimination of the HIP fee in 2021.  The segment operating expense ratio was 11.8%, a 600 basis-point improvement from the prior-year quarter.

Life Insurance Segment

•	Premiums earned, net were $54.0 million, a 12.3% increase from the prior-year period, resulting from new sales and increased persistency in monthly debit ordinary life (MDO) products.

•
Operating income was $6.4 million, compared with $9.5 million in the prior-year period, primarily reflecting higher actuarial reserves, due to increased policy retention. The change in operating income also reflects higher benefits paid in the second quarter of 2021, as compared with lower volume of claim submissions in the prior-year quarter, due to the pandemic.

Property and Casualty Segment

•	Premiums earned, net were $25.3 million, an increase of 12.9% from the prior-year period. The increase was mostly due to higher sales of commercial auto and personal package products.

•
Operating income was $2.0 million, compared with $6.7 million in the prior-year period, primarily driven by higher losses and operating expenses in the 2021 quarter.  Losses during the 2020 period were lower due to the COVID-19 pandemic.

Triple-S Management Corporation

Liquidity and Capital Resources

•	As of June 30, 2021, the Company had cash and cash equivalents of $174.4 million and investments of $1.9 billion on its consolidated balance sheet.

2021 Outlook

The Company is maintaining its full-year 2021 guidance.

•	Consolidated operating revenue is expected to be between $3.98 billion and $4.02 billion, which includes Managed Care premiums earned, net between $3.58 billion and $3.62 billion.

•	Consolidated claims incurred ratio is expected to be between 83.0% and 84.0%, while Managed Care MLR is expected to be between 86.0% and 87.0%.

•	Consolidated operating expense ratio is expected to be between 15.5% and 16.5%.

•	The effective tax rate is expected to be between 29.0% and 31.0%.

•
Adjusted net income per diluted share is expected to be between $2.95 and $3.15.  Adjusted net income per diluted share does not account for any potential share repurchase activity during 2021.  The Company is assuming a weighted average diluted share count for full year 2021 of 23.6 million shares.

Conference Call and Webcast

Management will host a conference call and webcast today at 8:30 a.m. Eastern Time to discuss its financial results for the three months ended June 30, 2021. To participate, callers within the U.S. and Canada should dial 1-866-269-4260 and international callers should dial 1-323-347-3277 at least ten minutes before the call.

To listen to the webcast, participants should visit the “Investor Relations” section of the Company’s website at www.triplesmanagement.com several minutes before the event is broadcast and follow the instructions provided to ensure they have the necessary audio application downloaded and installed. This program is provided at no charge to the user. An archived version of the call, also located on the “Investor Relations” section of Triple-S Management’s website, will be available about two hours after the call ends for one year. This news release, along with other information relating to the call, will be available on the “Investor Relations” section of the website.

Triple-S Management Corporation

About Triple-S Management Corporation

Triple-S Management Corporation, a health services company, is one of the top players in the Puerto Rico healthcare industry, with over 60 years of experience.  It is the premier insurance and managed care brand, with the largest customer base and broadest provider networks on the island.  We have the exclusive right to use the Blue Cross Blue Shield name and mark throughout Puerto Rico, the U.S. Virgin Islands, Costa Rica, the British Virgin Islands and Anguilla, and offer a broad portfolio of managed care and related products in the Commercial, Medicare Advantage and Medicaid markets. Triple-S is also a well-known brand in the life insurance and property and casualty insurance markets in Puerto Rico, with strong customer relationships and a significant market share. For more information about Triple-S Management, visit www.triplesmanagement.com or contact investorrelations@ssspr.com.

Non-GAAP Financial Measures

This earnings release presents information about the Company’s adjusted net income, which is a non-GAAP financial metric provided as a complement to the results provided in accordance with accounting principles generally accepted in the United States of America (GAAP). A reconciliation of adjusted net income to net income, the most comparable GAAP financial measure, is provided in the accompanying tables found at the end of this release.

Forward-Looking Statements

This document contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information about possible or assumed future sales, results of operations, developments, regulatory approvals or other circumstances. Sentences that include “believe”, “expect”, “plan”, “intend”, “estimate”, “anticipate”, “project”, “may”, “will”, “shall”, “should” and similar expressions, whether in the positive or negative, are intended to identify forward-looking statements.

All forward-looking statements in this news release reflect management’s current views about future events and are based on assumptions and subject to risks and uncertainties. Consequently, actual results may differ materially from those expressed here as a result of various factors, including all the risks discussed and identified in public filings with the U.S. Securities and Exchange Commission (SEC).

In addition, the Company operates in a highly competitive, constantly changing environment, influenced by very large organizations that have resulted from business combinations, aggressive marketing and pricing practices of competitors, and regulatory oversight. The following factors, if markedly different from the Company’s planning assumptions (either individually or in combination), could cause Triple-S Management’s results to differ materially from those expressed in any forward-looking statements shared here:

•	Trends in health care costs and utilization rates
•	Ability to secure sufficient premium rate increases
•	Competitor pricing below market trends of increasing costs
•	Re-estimates of policy and contract liabilities and reserves
•	Changes in government laws and regulations of managed care, life insurance or property and casualty insurance
•	Significant acquisitions or divestitures by major competitors
•	Introduction and use of new prescription drugs and technologies
•	A downgrade in the Company’s financial strength ratings
•	Litigation or legislation targeted at managed care, life insurance or property and casualty insurance companies

Triple-S Management Corporation

•	Ability to contract with providers and government agencies consistent with past practice
•	Ability to successfully implement the Company’s disease management, utilization management and Star ratings programs
•	Ability to maintain Federal Employees, Medicare and Medicaid contracts
•	Volatility in the securities markets and investment losses and defaults
•	General economic downturns, major disasters and epidemics

This list is not exhaustive. Management believes the forward-looking statements in this release are reasonable. However, there is no assurance that the actions, events or results anticipated by the forward-looking statements will occur or, if any of them do, what impact they will have on the Company’s results of operations or financial condition. In view of these uncertainties, investors should not place undue reliance on any forward-looking statements, which are based on current expectations. In addition, forward-looking statements are based on information available the day they are made, and (other than as required by applicable law, including the securities laws of the United States) the Company does not intend to update or revise any of them in light of new information or future events.

Readers are advised to carefully review and consider the various disclosures in the Company’s SEC reports.

Triple-S Management Corporation

Earnings Release Schedules and Supplemental Information

Condensed Consolidated Balance Sheets	Exhibit I

Condensed Consolidated Statements of Earnings	Exhibit II

Condensed Consolidated Statements of Cash Flows	Exhibit III

Segment Performance Supplemental Information	Exhibit IV

Reconciliation of Non-GAAP Financial Measures	Exhibit V

Triple-S Management Corporation

Exhibit I

Condensed Consolidated Balance Sheets
(dollar in thousands)
Unaudited

	June 30, 2021	December 31, 2020
Assets

Investments	$1,942,176	$1,874,024
Cash and cash equivalents	174,390	110,989
Premium and other receivables, net	484,617	488,840
Deferred policy acquisition costs and value of business acquired	252,064	248,325
Property and equipment, net	136,146	131,974
Other assets	236,069	234,266

Total assets	$3,225,462	$3,088,418

Liabilities and Stockholders' Equity

Policy liabilities and accruals	$1,596,684	$1,550,798
Accounts payable and accrued liabilities	528,442	487,356
Short-term borrowings	45,000	30,000
Long-term borrowings	50,583	52,751

Total liabilities	2,220,709	2,120,905

Stockholders’ equity:
Common stock	23,796	23,430
Other stockholders’ equity	981,683	944,800

Total Triple-S Management Corporation stockholders’ equity	1,005,479	968,230

Non-controlling interest in consolidated subsidiary	(726)	(717)

Total stockholders’ equity	1,004,753	967,513

Total liabilities and stockholders’ equity	$3,225,462	$3,088,418

Triple-S Management Corporation

Exhibit II

Condensed Consolidated Statements of Earnings
(dollar in thousands, except per share information)
Unaudited

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2021	2020	2021	2020
Revenues
Premiums earned, net	$987,880	$858,535	$1,996,316	$1,734,432
Administrative service fees	2,676	2,809	5,441	5,003
Net investment income	14,960	13,815	28,606	28,126
Other operating revenues	1,817	303	4,593	4,342
Total operating revenues	1,007,333	875,462	2,034,956	1,771,903

Net realized investment gains (losses)	2,514	(221)	2,731	(687)
Net unrealized investment gains (losses) on equity investments	12,743	28,338	21,295	(28,468)
Other income, net	4,851	801	7,962	4,406
Total revenues	1,027,441	904,380	2,066,944	1,747,154

Benefits and expenses
Claims incurred	844,064	653,087	1,694,622	1,367,609
Operating expenses	151,253	178,659	302,354	340,860
Total operating costs	995,317	831,746	1,996,976	1,708,469

Interest expense	2,217	1,864	4,209	3,717

Total benefits and expenses	997,534	833,610	2,001,185	1,712,186

Income before taxes	29,907	70,770	65,759	34,968

Income tax expense	6,353	27,181	18,898	17,531

Net income	23,554	43,589	46,861	17,437

Net loss attributable to the non-controlling interest	6	10	9	17

Net income attributable to Triple-S Management Corporation	$23,560	$43,599	$46,870	$17,454

Earnings per share attributable to Triple-S Management Corporation:

Basic net income per share	$1.00	$1.88	$2.01	$0.75
Diluted net income per share	$1.00	$1.87	$1.99	$0.75

Weighted average of common shares	23,478,867	23,193,626	23,355,965	23,287,787
Diluted weighted average of common shares	23,598,978	23,271,303	23,516,296	23,372,985

Triple-S Management Corporation

Exhibit III

Condensed Consolidated Statements of Cash Flows
(dollar in thousands)
Unaudited

	For the Six Months Ended June 30,
	2021	2020

Net cash provided by operating activities	$74,957	$170,282

Cash flows from investing activities
Proceeds from investments sold or matured:
Securities available-for-sale:
Fixed-maturities sold	113,336	66,316
Fixed-maturities matured/called	14,554	18,752
Securities held-to-maturity - fixed-maturities matured/called	-	339
Equity investments sold	76,348	72,775
Other invested assets sold	14,855	11,814
Other invested assets matured	210	-
Acquisition of investments:
Securities available-for-sale - fixed-maturities	(102,356)	(91,930)
Securities held-to-maturity - fixed-maturities	-	(340)
Equity investments	(172,177)	(160,104)
Other invested assets	(8,407)	(20,799)
Increase in other investments	(706)	(2,400)
Net change in policy loans	37	(97)
Net capital expenditures	(11,200)	(45,927)
Capital contribution on equity method investees	-	(4,933)

Net cash used in investing activities	(75,506)	(156,534)

Cash flows from financing activities
Change in outstanding checks in excess of bank balances	47,264	34,024
Proceeds from (repayments of) short-term borrowings	15,000	(39,000)
Proceeds from long-term borrowings	-	30,841
Repayments of long-term borrowings	(2,246)	(1,618)
Repurchase and retirement of common stock	-	(14,982)
Proceeds from policyholder deposits	9,516	16,421
Surrenders of policyholder deposits	(5,584)	(8,200)

Net cash provided by financing activities	63,950	17,486

Net increase in cash and cash equivalents	63,401	31,234

Cash and cash equivalents, beginning of period	110,989	109,837

Cash and cash equivalents, end of period	$174,390	$141,071

Triple-S Management Corporation

Exhibit IV

Segment Performance Supplemental Information

(Unaudited)	Three months ended June 30,				Six months ended June 30,
(dollar in millions)	2021	2020	Percentage Change		2021	2020	Percentage Change
Premiums earned, net:
Managed Care:
Medicare	$408.4	$372.4	9.7%		$810.7	$760.2	6.6%
Medicaid	291.8	221.1	32.0%		614.5	442.0	39.0%
Commercial	209.6	195.8	7.0%		416.6	396.9	5.0%
Total Managed Care	909.8	789.3	15.3%		1,841.8	1,599.1	15.2%
Life Insurance	54.0	48.1	12.3%		106.5	94.8	12.3%
Property and Casualty	25.3	22.4	12.9%		50.6	43.0	17.7%
Other	(1.2)	(1.3)	7.7%		(2.6)	(2.5)	(4.0%)
Consolidated premiums earned, net	$987.9	$858.5	15.1%		$1,996.3	$1,734.4	15.1%
Operating revenues (losses): [1]
Managed Care	$918.7	$797.4	15.2%		$1,858.8	$1,615.5	15.1%
Life Insurance	60.7	54.9	10.6%		119.6	108.5	10.2%
Property and Casualty	27.6	24.7	11.7%		54.9	47.4	15.8%
Other	0.4	(1.5)	126.7%		1.7	0.5	240.0%
Consolidated operating revenues	$1,007.4	$875.5	15.1%		$2,035.0	$1,771.9	14.8%
Operating income (loss): [2]
Managed Care	$7.2	$29.3	(75.4%)		$26.0	$43.5	(40.2%)
Life Insurance	6.4	9.5	(32.6%)		12.2	14.5	(15.9%)
Property and Casualty	2.0	6.7	(70.1%)		5.8	6.5	(10.8%)
Other	(3.5)	(1.8)	(94.4%)		(6.0)	(1.1)	(445.5%)
Consolidated operating income	$12.1	$43.7	(72.3%)		$38.0	$63.4	(40.1%)
Operating margin: [3]
Managed Care	0.8%	3.7%	-290	bp	1.4%	2.7%	-130	bp
Life Insurance	10.5%	17.3%	-680	bp	10.2%	13.4%	-320	bp
Property and Casualty	7.2%	27.1%	-1,990	bp	10.6%	13.7%	-310	bp
Consolidated	1.2%	5.0%	-380	bp	1.9%	3.6%	-170	bp
Depreciation and amortization expense	$3.6	$3.8	(5.3%)		$7.1	$7.7	(7.8%)

1 Operating revenues include premiums earned, net, administrative service fees and net investment income.
2 Operating income or loss include operating revenues minus operating costs. Operating costs include claims incurred and operating expenses.
3 Operating margin is defined as operating income or loss divided by operating revenues.

Triple-S Management Corporation

Managed Care Additional Data

	Three months ended June 30,		Six months ended June 30,
(Unaudited)	2021	2020	2021	2020
Member months enrollment:
Commercial:
Fully insured	948,839	975,212	1,905,786	1,953,554
Self-insured	298,854	327,030	594,691	657,262
Total Commercial	1,247,693	1,302,242	2,500,477	2,610,816
Medicare Advantage	409,012	405,203	817,793	813,110
Medicaid	1,332,994	1,077,456	2,629,183	2,145,472
Total member months	2,989,699	2,784,901	5,947,453	5,569,398
Claim liabilities (in millions)			$544.6	$349.1
Days claim payable			61	49
Premium PMPM:
Managed Care	$338.11	$321.13	$344.08	$325.54
Medicare Advantage	998.50	919.05	991.33	934.93
Medicaid	218.91	205.21	233.72	206.02
Commercial	220.90	200.78	218.60	203.17
Medical loss ratio:	88.4%	79.4%	87.7%	81.6%
Medicare Advantage	85.5%	77.2%	86.4%	80.0%
Medicaid	94.3%	93.7%	90.7%	92.0%
Commercial	85.6%	67.5%	85.9%	73.0%
Adjusted medical loss ratio: [1]	89.7%	77.9%	89.1%	81.1%
Medicare Advantage	88.0%	76.0%	88.3%	78.8%
Medicaid	94.2%	90.3%	92.6%	92.7%
Commercial	86.8%	67.4%	85.8%	72.7%
Operating expense ratio:
Consolidated	15.3%	20.7%	15.1%	19.6%
Managed Care	11.8%	17.8%	11.8%	16.6%

1 The adjusted medical loss ratio accounts for subsequent adjustments to estimates, such as prior-period reserve developments and Medicare premium adjustments, and presents them in their corresponding period.

Triple-S Management Corporation

Managed Care Membership by Business

	As of June 30,
	2021	2020
Members:
Commercial:
Fully insured	316,202	324,489
Self-insured	102,212	108,982
Total Commercial	418,414	433,471
Medicare Advantage	136,490	134,601
Medicaid	445,881	364,157
Total members	1,000,785	932,229

Triple-S Management Corporation

Exhibit V

Reconciliation of Non-GAAP Financial Measures

	Adjusted Net Income
(Unaudited)	Three months ended June 30,		Six months ended June 30,
(dollar in millions)	2021	2020	2021	2020
Net income	$23.6	$43.6	$46.9	$17.4
Less adjustments:
Net realized investment gains (losses)	2.5	(0.2)	2.7	(0.7)
Unrealized gains (losses) on equity investments	12.7	28.3	21.3	(28.5)
Contingency accrual	-	(32.0)	-	(32.0)
Private equity investment income	1.4	0.4	2.4	3.6
Tax impact of non-GAAP adjustments	(3.5)	6.2	(5.6)	16.5
Adjusted net income	$10.5	$40.9	$26.1	$58.5
Diluted adjusted net income per share	$0.44	$1.76	$1.11	$2.50

Adjusted net income is a non-GAAP financial metric and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP.  Management believes that the use of this adjusted net income and adjusted net income per share provides investors and management useful information about the earnings impact of realized and unrealized investment gains or losses, as well as other non-recurring items impacting the Company’s results of operations.  The Company estimates tax impact of net realized and non-realized gains (losses), private equity investment income and contingency accrual at the applicable statutory tax rates.  These non-GAAP metrics do not consider all the items associated with the Company’s operations as determined in accordance with GAAP.  As a result, one should not consider these measures in isolation.